UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 19, 2007

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2007, BPZ Resources, Inc. d/b/a BPZ Energy (AMEX:BZP) entered into a $15.5 million convertible debt financing (the “Agreement”) with International Finance Corporation (“IFC”).  This Agreement represents the first tranche of the proposed overall debt package with the IFC, which is expected to be a total of $165 million once the second and third tranches have been finalized.  At any time prior to the date all amounts payable under the Agreement have been fully paid, the Company under certain circumstances and the IFC at any time may convert the outstanding principal amount, together with all interest and other amount accrued but unpaid, into shares of the Company’s common stock.  The conversion price is $10.39 per share, as may be adjusted under the terms of the Agreement, and includes an option for the Company to force a conversion if the market price of the Company’s common stock exceeds $18.19 per share.  The debt will have a 10 year term with a variable interest rate of 2% per annum above 6-month LIBOR.

The Agreement contains events of default customary for agreements of this type, including, among other things, payment breaches on this loan or any other loan from IFC or certain other liabilities; failure to comply with obligations; representation and warranty breaches; expropriation of the assets, business or operations of the Company or any subsidiary; insolvencies of the Company or any subsidiary; certain attachments against the assets of the Company; failure to maintain certain authorizations with respect to or revocation of and of the financing documents with the IFC or the Block Z-1 License Agreement; certain judgments against the borrower or any subsidiary; or abandonment of the Corvina oil project at the CX-11 platform.  If an event of default occurs, the principal amount of the loan, together will all interest accrued on it and any other amounts payable under the Agreement will become immediately due and payable without notice.

The Agreement is included in Exhibit 10.01 and is incorporated herein by reference.  The foregoing description of the Agreement is qualified in its entirety by reference to such Exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 20, 2007, the Company issued a press release announcing the closing of the $15.5 million convertible debt financing with IFC described in Item 1.01 above.  A copy of the press release, dated November 20, 2007, is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	International Finance Corporation Convertible Debt Financing Agreement (C Loan Agreement).

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated November 20, 2007, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: November 26, 2007	By:	/s/Edward G. Caminos
	Name:	Edward G. Caminos
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	International Finance Corporation Convertible Debt Financing Agreement (C Loan Agreement).

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated November 20, 2007, and furnished with this report.